Exhibit 99.2
Unaudited Financial and Other Statistical Information for the Three Month Period Ended May 31, 2008, and Guidance for Fiscal Year 2009

AZZ incorporated
Condensed Consolidated Statements of Income
(unaudited)
($ in Thousands except per share amount)

Three Months Ended May 31, 2008

Net Sales	$99,958,257

Cost of Sales	73,689,403

Selling, General and Administrative	9,856,521
Interest Expense	1,120,788
Net (Gain) Loss on Sale of Property, Plant and Equipment	2,607
Other (Income)	(483,767)
84,185,552

Income Before Income Taxes and Accounting Changes	15,772,705
Income Tax Expense	5,650,140

Income before cumulative effect of changes in accounting principles	$10,122,565

Cumulative effect of change in accounting principles (net of tax)	-

Net Income	$10,122,565

Income Per Share:
Basic	$.83
Diluted	$.82

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Balance Sheet
 (unaudited)
($ in Thousands)

Assets:	Period Ended May 31, 2008

Current assets:
Cash and cash equivalents	$14,217,001
Accounts receivable, net of allowance for doubtful accounts	66,968,540
Inventories	49,755,204
Costs and estimated earnings in excess of billings on uncompleted contracts	14,631,856
Deferred income taxes	4,625,330
Prepaid expenses and other	2,999,222
Total current assets	155,153,608

Net property, plant, and equipment	83,170,898

Goodwill, less accumulated amortization	56,536,045

Other Assets	18,916,514

$313,777,065

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$21,133,012
Accrued liabilities	30,201,012
Long-term debt due within one year	-0-
Total current liabilities	51,334,024

Long-term debt due after one year	100,000,000

Deferred income taxes	5,314,254

Shareholders’ equity	157,125,787

$313,774,065

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Statement of Cash Flows
 (unaudited)
($ in Thousands)

Period Ended May 31, 2008

Net cash provide by (used in) operating activities	$(1,884,208)

Net cash used in investing activities	(86,219,691)

Net cash provided by (used in) financing activities	100,093,959

Net (decrease) increase in cash and cash equivalents	11,990,060

Cash and cash equivalents at beginning of period	2,226,941

Cash and cash equivalents at end of period	$14,217,001

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
 (unaudited)
($ in Thousands)

Information regarding operations and assets by segment is as follows:

Three Months Ended May 31, 2008
Net sales:
Electrical and Industrial Products	$52,006
Galvanizing Services	47,952
$99,958

Segment operating income (a):
Electrical and Industrial Products	$7,932
Galvanizing Services	13,358
$21,290

General corporate expenses (b)	$4,558
Interest expense	1,121
Other (income) expense, net (c)	(162)
Income Before Taxes	$15,773

Total assets:
Electrical and Industrial Products	$135,565
Galvanizing Services	154,341
Corporate	23,868
$313,774

(a) Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b) General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.

(c) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousand except per share amount)

	Actual Year to Date May 31, 2008	Projected Year Ended February 28, 2009
Net Sales:
Electrical and Industrial Products	$52,006	$220,000 to $225,000
Galvanizing Services	$47,952	$190,000 to $200,000
Total Sales	$99,958	$410,000 to $425,000

Diluted earnings per share	$.82	$2.95 to $3.05

Net Sales by Market Segment:
Power Generation		55,000
Transmission and Distribution		120,000
Industrial		242,000
Total Sales		$417,500

Electrical and Industrial Products
Revenues by Industry:
Power Generation		19%
Transmission and Distribution		46%
Industrial		35%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		24%
OEM’s		21%
Industrial		29%
Bridge and Highway		5%
Petro Chemical		21%

Operating Margins:
Electrical and Industrial Products	15.3%	15.5% to 16.5%
Galvanizing Services	27.9%	23% to 24%

Cash Provided By (Use In) Operations	$(1,884)	$30,000
Capital Expenditures	$4,753	$12,500
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$3,039	$11,500
Total Bank Debt	$100,000	$100,000

Percent of Business By Segment:
Electrical and Industrial Products	52%	54%
Galvanizing Services	48%	46%

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Millions)

Quarter Ended May 31, 2008
Book to Ship Ratio:
2/29/08 Backlog	$134.9
Qtr. Ending 5/31/08 Bookings	106.8
Qtr. Ending 5/31/08 Shipments	99.9
5/31/08 Backlog	141.8
Book to Ship Ratio	1:07

Outstanding Accounts Receivable Days	46